UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Issuance of Senior Secured Notes

On August 7, 2014, Universal Health Services, Inc. (the “Company”) completed its previously announced offering of $300 million aggregate principal amount of 3.750% Senior Secured Notes due 2019 (the “2019 Notes”) and $300 million aggregate principal amount of 4.750% Senior Secured Notes due 2022 (the “2022 Notes”, and together with the 2019 Notes, the “Senior Secured Notes”). The Senior Secured Notes were offered only to qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Secured Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Senior Secured Notes were issued and sold pursuant to (i) the Purchase Agreement, dated July 29, 2014, among the Company and certain of its subsidiaries, as guarantors, and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers named therein (the “Initial Purchasers”), and (ii) an Indenture (the “Indenture”), dated as of August 7, 2014, among the Company, the subsidiary guarantors party thereto, MUFG Union Bank, N.A., as trustee, and JPMorgan Chase Bank, N.A., as collateral agent.

Indenture and Senior Secured Notes

The Indenture, and the forms of the Senior Secured Notes, which are attached as an exhibit to the Indenture, provides, among other things, that the Senior Secured Notes are guaranteed (the “Guarantees”) on a senior secured basis by all of the Company’s existing and future direct and indirect subsidiaries (the “Subsidiary Guarantors”) that guarantee the Company’s Senior Credit Facility (as defined below) and the Company’s other indebtedness or indebtedness of the Subsidiary Guarantors. The Company’s obligations with respect to the Senior Secured Notes, the obligations of the Subsidiary Guarantors under the Guarantees and the performance of all of the Company’s and the Subsidiary Guarantors’ other obligations under the Indenture are secured equally and ratably with the Company’s and the Subsidiary Guarantors’ obligations under the Senior Credit Facility and the Company’s 7.125% Senior Notes due 2016 (the “2016 Notes”) by first-priority liens, subject to permitted liens, on certain of the Company’s and the Subsidiary Guarantors’ assets now owned or acquired in the future by the Company or the Subsidiary Guarantors (other than real property, accounts receivable sold pursuant to the Company’s existing accounts receivable securitization program with a group of conduit lenders, liquidity banks, and PNC Bank, National Association, as administrative agent (the “Existing Receivables Facility”), and other excluded assets (the “Common Collateral”)) as set forth in an Amended and Restated Collateral Agreement among Company, the Subsidiary Guarantors, MUFG Union Bank, N.A., as trustee for the Senior Secured Notes, The Bank of New York Mellon Trust Company, N.A., as trustee for the 2016 Notes and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agreement”).

Ranking. The Senior Secured Notes and the Guarantees are the Company’s and the Subsidiary Guarantors’ senior secured obligations and rank senior in right of payment to any of the Company’s and the Subsidiary Guarantors’ future subordinated indebtedness, rank equally in right of payment with all of our and the Subsidiary Guarantors’ existing and future senior indebtedness, rank equally with the Company’s obligations under the Senior Credit Facility and the 2016 Notes to the extent of the value of the collateral, rank effectively senior to the Company and the Subsidiary Guarantors’ existing and future unsecured debt to the extent of the value of the assets securing the Senior Secured Notes and the Guarantees, effectively rank equal to all future debt that shares in the first priority liens that secure the Senior Secured Notes and are structurally subordinated to obligations of the Company’s non-guarantor subsidiaries.

Interest and Maturity. Interest is payable on the Senior Secured Notes on February 1 and August 1 of each year to the holders of record at the close of business on the January 15 and July 15 immediately preceding the related interest payment dates, commencing on February 1, 2015 until the maturity date of August 1, 2019 for the 2019 Notes and August 1, 2022 for the 2022 Notes.

Certain Covenants. The terms of the Indenture, among other things, limit the Company’s ability to create liens on certain assets to secure debt, sell certain assets and consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets. However, if the Senior Secured Notes receive investment grade ratings from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”), the covenants limiting the creation of liens and sales of certain assets will terminate and will be replaced by limitations on the Company’s ability to create mortgages on certain of its principal properties to secure debt and engage in certain sale and lease-back transactions. These covenants will be subject to a number of important exceptions and qualifications.

Events of Default. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: (i) failure to pay the principal or any premium on the Senior Secured Notes when due; (ii) failure to pay any interest on the Senior Secured Notes when due, and such default continues for a period of 30 days; (iii) failure to perform, or the breach of, any of the Company’s other applicable covenants or warranties in the Indenture, and such default continues for a period of 60 days after written notice by holders of at least 10% in principal amount of the outstanding Senior Secured Notes of each series; (iv) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries, subject to additional conditions described in the Indenture; (v) failure by the Company or any significant subsidiary or group of restricted subsidiaries that taken together would constitute a significant subsidiary to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final; (vi) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any significant subsidiary or group of restricted subsidiaries that together would constitute a significant subsidiary; (vi) the Guarantee of a significant subsidiary or group of Subsidiary Guarantors that taken together would constitute a significant subsidiary ceases to be in full force and effect a responsible officer of a Subsidiary Guarantor that is a significant subsidiary denies liability under its Guarantee, except in accordance with the Indenture and (vii) the security interest with respect to collateral having a fair market value in excess of $100 million ceases to be in full force and effect or is declared invalid or invalid or unenforceable, except in accordance with the Indenture. In the case of an event of default (other than certain events of bankruptcy, insolvency or reorganization), the trustee or the holders of at least 25% in principal amount of the then outstanding Senior Secured Notes may declare all the Senior Secured Notes to be due and payable immediately. In the case of an event of default constituting an event of bankruptcy, insolvency or reorganization, all the Senior Secured Notes shall immediately become due and payable, without action by the trustee or the holders of the Senior Secured Notes.

Optional Redemption. The Company may redeem some or all of the 2019 Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole” premium. The Company may redeem some or all of the 2022 Notes at any time on or after August 1, 2017. The Company may also redeem up to 35% of the 2022 Notes using the proceeds of certain equity offerings completed before August 1, 2017. In addition, at any time prior to August 1, 2017, the Company may redeem some or all of the 2022 Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, to, but not including, the redemption date, plus a “make-whole” premium.

Change of Control Offer. Upon the occurrence of specific kinds of changes of control, holders of the Senior Secured Notes will have the right to cause the Company to repurchase some or all of their Senior Secured Notes at 101% of their face amount, plus accrued and unpaid interest, to, but not including, the repurchase date. However, this change of control offer provision will be suspended during any period in which the Senior Secured Notes have investment grade ratings from both Moody’s and S&P.

Asset Sale Offer. If the Company or its restricted subsidiaries sell assets, under certain circumstances, the Company will be required to use the net proceeds to make an offer to purchase Senior Secured Notes at an offer price in cash in an amount equal to 100% of the principal amount of the Senior Secured Notes plus accrued and unpaid interest to, but not including, the repurchase date. However, this asset sale offer provision will terminate if the Senior Secured Notes receive investment grade ratings from both Moody’s and S&P.

The foregoing summary of the Indenture and the Senior Secured Notes is qualified in its entirety by reference to the full text of the Indenture and the Senior Secured Notes, which is filed with this Current Report on Form 8-K (this “Report”) as Exhibit 4.1 and is incorporated herein by reference.

Fourth Amendment to Credit Agreement

On August 7, 2014, the Company entered into a Fourth Amendment (the “Fourth Amendment”) to its Credit Agreement, dated as of November 15, 2010, as amended on March 15, 2011, September 21, 2012 and May 16, 2013, among the Company, as borrower, the several banks and other financial institutions from time to time parties thereto, as lenders, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto (the “Senior Credit Facility”). The Fourth Amendment is effective on August 7, 2014.

The Fourth Amendment amends and extends the Senior Credit Facility to consist of (i) an $800.0 million revolving credit facility and (ii) a $1,775 million Term Loan A facility, which was used to refinance the Term Loan A, abd Term Loan A-2 facilities under the Senior Credit Facility. The Term Loan B Facility was repaid using other borrowed funds.

The foregoing description of the Fourth Amendment is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The Senior Credit Facility, as amended pursuant to the Fourth Amendment, is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

The obligations of the Company and the Subsidiary Guarantors under the Senior Credit Facility are secured, on an equal ratable basis with the holders of the Senior Secured Notes and the holders of the 2016 Notes, pursuant to the Collateral Agreement. Pursuant to the Fourth Amendment, existing mortgages on certain real property of the Company and certain of its subsidiaries, equal and ratably securing the Senior Credit Facility and the 2016 Notes will be released.

Third Supplemental Indenture

On August 7, 2014, the Company entered into a Third Supplemental Indenture (the “Third Supplement”) to the Indenture, dated as of January 20, 2000 and previously supplemented by the First Supplemental Indenture and Second Supplemental Indenture, each dated as of November 15, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2016 Trustee”) for the holders of the 2016 Notes. The Third Supplement provides for the 2016 Trustee to enter into the Collateral Agreement, which will extend the currently existing equal and ratable lien on the Common Collateral for the benefit of the Senior Secured Facility and the holders of the 2016 Notes to also secure, on the same basis, the Senior Secured Notes.

The foregoing description of the Third Supplement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Supplement, which is filed as Exhibit 10.3 to this Report and is incorporated herein by reference.

Relationships

Certain of the Initial Purchasers and their affiliates engage in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In particular, J.P. Morgan Securities LLC and an affiliate of Merrill Lynch Pierce Fenner & Smith Incorporated acted as joint lead arrangers of the Senior Credit Facility, J.P. Morgan Securities LLC will act as administrative agent and collateral agent under the Senior Credit Facility, and affiliates of certain of the Initial Purchasers are as lenders under that facility. In addition, affiliates of certain of the Initial Purchasers were lenders under the Senior Credit Facility prior to the effectiveness of the Fourth Amendment. An affiliate of PNC Capital Markets LLC acts as administrative agent and affiliates of certain of the Initial Purchasers act as buyers of receivables under the Existing Receivables Facility. In addition, affiliates of certain Initial Purchasers are counterparties to the Company’s interest rate swap agreements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 under the subheadings, “Issuance of Senior Secured Notes,” “Indenture and Senior Secured Notes” and “Fourth Amendment to Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification of Rights of Security Holders.

The information set forth in the “Third Supplemental Indenture” subsection in response to Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of August 7, 2014, among Universal Health Services, Inc., its subsidiaries specified therein, MUFG Union Bank, N.A., as Trustee, and JPMorgan Chase Bank, N.A., as Collateral Agent (including the forms of the 2019 Notes and the 2022 Notes).

10.1	Fourth Amendment, dated as of August 7, 2014, to the Credit Agreement, dated as of November 15, 2010, as previously amended from time to time, by and among Universal Health Services, Inc., the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto.

10.2	Credit Agreement, dated as of November 15, 2010 and amended and restated as of August 7, 2014, by and among Universal Health Services, Inc., the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto.

10.3	Third Supplemental Indenture, dated as of August 7, 2014, to Indenture, dated as of January 20, 2000, between Universal Health Services, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.4	Collateral Agreement, dated as of August 7, 2014, among Universal Health Services, Inc., the subsidiary guarantors party thereto, MUFG Union Bank, N.A., as 2014 Trustee, The Bank of New York Mellon Trust Company, N.A., as 2006 Trustee, and JPMorgan Chase Bank, N.A., as collateral agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ STEVE FILTON
Name:	Steve Filton
Title:	Senior Vice President and
Chief Financial Officer

Date: August 12, 2014

Exhibit Index

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of August 7, 2014, among Universal Health Services, Inc., its subsidiaries specified therein, MUFG Union Bank, N.A., as Trustee, and JPMorgan Chase Bank, N.A., as Collateral Agent (including the forms of the 2019 Notes and the 2022 Notes).

10.1	Fourth Amendment, dated as of August 7, 2014, to the Credit Agreement, dated as of November 15, 2010, as previously amended from time to time, by and among Universal Health Services, Inc., the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto.

10.2	Credit Agreement, dated as of November 15, 2010 and amended and restated as of August 7, 2014, by and among Universal Health Services, Inc., the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto.

10.3	Third Supplemental Indenture, dated as of August 7, 2014, to Indenture, dated as of January 20, 2000, between Universal Health Services, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.4	Collateral Agreement, dated as of August 7, 2014, among Universal Health Services, Inc., the subsidiary guarantors party thereto, MUFG Union Bank, N.A., as 2014 Trustee, The Bank of New York Mellon Trust Company, N.A., as 2006 Trustee, and JPMorgan Chase Bank, N.A., as collateral agent.